Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Hudson Capital Merger Sub I, Inc. on Amendment No. 4 to Form S-4 of our report dated February 15, 2021, with respect to our audits of the consolidated financial statements of Freighthub, Inc. and Subsidiary as of December 31, 2020 and 2019 and for the years then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Melville, NY
June 22, 2021